Exhibit 99.1

Contact:	Brian Beades

212-810-5596

ahr-info@blackrock.com

Anthracite Capital Reports Operating Earnings of $0.32 Per Share and

GAAP Earnings of $0.29 Per Share for the Second Quarter 2006.

New York – August 9, 2006 – Anthracite Capital, Inc. (NYSE:AHR) (the “Company” or “Anthracite”) today reported net income available to common stockholders for the second quarter of 2006 of $0.29 per share versus $0.18 per share for the same three-month period in 2005. For the six months ended June 30, 2006, net income available to common stockholders was $0.62 per share compared to net income available to common stockholders of $0.45 per share for the six months ended June 30, 2005.

Operating Earnings (defined below) for the second quarters of 2006 and 2005 were $0.32 and $0.30 per share, respectively. Operating Earnings were $0.63 per share for the six months ended June 30, 2006 compared to $0.59 per share for the six months ended June 30, 2005.

Chris Milner, Chief Executive Officer of the Company, stated, “Our increasingly diverse commercial real estate business lines delivered strong performance in the second quarter. The Company continues to benefit from solid credit performance across its portfolio and attractive returns on its real estate equity investments. In addition, our global expansion is progressing with non-dollar assets accounting for 24% of 2006 year-to-date investments.”

Based on the $0.29 per share dividend declared on May 18, 2006, and the August 8, 2006 closing price of $12.54, Anthracite’s annualized dividend yield is 9.3%. Table 1, provided below, reconciles Operating Earnings per share with diluted net income available to common stockholders per share. All currency amounts discussed herein are in thousands, except share and per share amounts.

The Company's Operating Earnings for the second quarter of 2006 represent an annualized return on the quarter’s average common stockholders’ equity of 12.9%, as compared to 13.0% for the second quarter of 2005 and 13.0% for the first quarter of 2006. The Company's debt to capital ratio increased to 6.5:1 at June 30, 2006 from 5.9:1 at December 31, 2005, primarily due to the issuance of trust preferred securities and CDO HY3. The Company’s recourse debt to capital ratio increased to 2.1:1 at June 30, 2006 from 2.0:1 at December 31, 2005.

Investment Activity

In the second quarter of 2006, the Company purchased a total of $214,027 of commercial real estate assets, including $118,349 of non-U.S. dollar denominated assets. Commercial real estate assets purchased were comprised of $81,692 of commercial mortgage-backed securities (“CMBS”), $43,651 of multifamily agency securities, $75,847 of commercial real estate loans, $7,898 of real estate equity and $4,939 of investment grade REIT debt. In addition, the Company purchased $44,542 of investment grade residential mortgage-backed securities during the quarter.

Capital Markets Activity

On May 23, 2006, the Company closed its sixth CDO (“HY3”) resulting in the issuance of $417,000 of non-recourse debt to investors. The debt is secured by a portfolio of CMBS and subordinated commercial real estate loans. This debt, rated AAA through BBB-, was privately placed, and the Company received additional CDO debt rated BB and 100% of the preferred shares issued by the CDO.

In accordance with the terms of the offering, the Company is expected to contribute to the CDO up to $50,000 of additional CMBS during a ramp-up period ending in October 2006. The additional CMBS will be contributed at face value. The debt issuance match funded existing Company assets that were contributed to the CDO at closing as well as the assets to be purchased during the ramp-up period, with long-term liabilities. The Company accounts for this transaction as a financing. All debt placed has legal final maturity of May 2051 but an assumed weighted average life of 8.1 years. Including interest rate hedges, this debt had a cost of funds of approximately 6.3% for the second quarter of 2006 after issuance expenses. The Company used the net proceeds of the offering to pay down existing debt on the CDO collateral. At June 30, 2006, approximately 83% of the Company’s subordinated CMBS is match funded in CDOs.

As a result of the HY3 transaction, the Company has additional proceeds and capacity in its existing debt facilities to execute its commercial real estate strategies including investments in commercial real estate equity and subordinated CMBS.

Second Quarter Financial Highlights

•

Income from commercial real estate assets increased $18,613, or 34%, from the quarter ended June 30, 2005 and $5,405, or 8%, from the quarter ended March 31, 2006 as a result of continued portfolio growth.

•

Income from the Company’s investment in BlackRock Diamond Property Fund (“BlackRock Diamond”) was $6,155 for the quarter ended June 30, 2006, consisting of $282 of current income and $5,873 of unrealized gains on the underlying portfolio assets. For the six months ended June 30, 2006, the Company recorded $11,697 of income, consisting of $652 of current income and $11,045 of unrealized gains on the underlying portfolio assets.

•

During the quarter, stockholders approved the 2006 Stock Award and Incentive Plan, which authorized the issuance of shares of common stock to further align the interests of the Company’s management and stockholders. As a result, the Company recorded an expense of $856 for the second quarter related to the previously approved stock based incentive fee where one-half of one percent of common shares outstanding as of December 31, 2006 will be paid to BlackRock Financial Management, Inc. (the “Manager”).

•	A multi-family property in Texas which was acquired through foreclosure in the first quarter of 2006 was sold during the second quarter of 2006, resulting in a gain of $1,366.

•

At June 30, 2006, the Company’s portfolio had six CMBS that required an impairment of $4,653, of which $4,226 was attributed to higher prepayment rates on a pool of Small Business Administration commercial mortgages. The updated yields in the second quarter 2006 that resulted in impairment charges are not related to an increase in losses but rather accelerated prepayments and changes in the timing of expected credit losses.

•

The Company’s weighted average cost of funds increased to 6.11% at June 30, 2006 from 5.31% at June 30, 2005 which is primarily attributable to the issuance of $175,000 of trust preferred securities, CDO HY3, and increases in short-term interest rates partially offset by the Company’s interest rate hedging program.

•	The Company’s estimated exposure at June 30, 2006 to a 50 basis point move in short-term interest rates decreased to $0.004 per share annually from $0.011 at March 31, 2006.

Commercial Real Estate Securities

During the second quarter of 2006, the Company purchased $130,282 of commercial real estate securities, including $42,502 of non-U.S. dollar denominated assets. Commercial real estate securities purchased were comprised of $81,692 of CMBS, $43,651 of multifamily agency securities and $4,939 of investment grade REIT debt. The average yields on the Company’s commercial real estate securities for the quarters ended June 30, 2006 and 2005 were as follows:

	For the quarters ended June 30,
	2006	2005
Investment grade commercial real estate securities	5.8%	6.5%
Non-investment grade CMBS securities	10.0%	10.6%
All commercial real estate securities	7.9%	8.5%

Commercial Real Estate Loans

During the quarter ended June 30, 2006, the Company purchased a British pound denominated commercial real estate loan with a cost of £14,361 ($25,699) and a principal balance of £14,889 and three Euro denominated commercial real estate loans for a total cost of €39,186 ($50,148) and with a principal balance totaling €39,586. During the quarter ended June 30, 2006, the Company experienced repayments in the aggregate amount of $12,752. This activity increases the carrying value of the Company’s total commercial real estate loans exclusive of the Company’s investments in Carbon Capital, Inc. (“Carbon I”) and Carbon Capital II, Inc. (“Carbon II”, and collectively with Carbon Capital I, the “Carbon Capital Funds”) to $435,713 at June 30, 2006 from $361,723 at March 31, 2006. The average yields on the Company’s commercial real estate loans for the quarters ended June 30, 2006 and 2005 were as follows:

	For the quarters ended June 30,
	2006	2005
Fixed-rate commercial real estate loans	9.1%	9.5%
Floating-rate commercial real estate loans	8.1%	8.1%
All commercial real estate loans	8.5%	8.7%

Also included in commercial real estate loans are the Company's investments in the Carbon Capital Funds. The annualized yield on the Carbon Capital Funds was 23.7% for the quarter ended June 30, 2006 as compared with 18.8% for the quarter ended June 30, 2005. The increase in the annualized yield is primarily attributable to prepayment penalties received on underlying assets in Carbon II. For the quarter ended June 30, 2006, Carbon II acquired $143,541 of commercial mortgage loans and received repayments of $34,567. As loans are repaid, Carbon II has redeployed capital into acquisitions of additional loans for the portfolio. The Carbon I investment period has expired and as repayments continue to occur, capital will be returned to investors.

The Company's investments in the Carbon Capital Funds are as follows:

	June 30, 2006	December 31, 2005
Carbon I	$ 3,265	$18,458
Carbon II	63,874	41,185
	$67,139	$59,643

Commercial Real Estate Credit Risk

At June 30, 2006, all commercial real estate loans owned directly by the Company were performing in line with expectations. The Company’s investment in Carbon II includes a $28,300 mezzanine loan which defaulted during July 2006. The underlying property is a hotel located in the South Beach area of Miami, Florida. Based on the credit analysis performed by Carbon II, a loan loss reserve is not necessary at this time. To the extent a loan loss reserve becomes necessary, the Company would incur 26% of the reserve, which represents the Company’s pro rata share of Carbon II. All other commercial real estate loans in the Carbon Capital Funds are performing as expected.

The Company considers CMBS securities where it maintains the right to control the foreclosure/workout process on the underlying loans as controlling class CMBS ("Controlling Class CMBS"). The Company acquired one Controlling Class CMBS transaction during the second quarter of 2006 and owned 25 Controlling Class CMBS transactions at June 30, 2006.

At June 30, 2006, the current principal balance of the loans underlying the Company’s 25 Controlling Class CMBS was $35,224,119. Delinquencies of 30 days or more on these loans as a percent of current loan balances were 0.34% at the end of the second quarter of 2006, compared with 0.51% at the end of the first quarter of 2006.

During the three months ended June 30, 2006, two of the Company’s Controlling Class CMBS were upgraded by at least one rating agency. Additionally, at least one rating agency upgraded 23 of the Company’s non-Controlling Class commercial real estate securities during the three months ended June 30, 2006. None of the Company’s commercial real estate assets were downgraded during the three months ended June 30, 2006.

Commercial Real Estate

As previously announced, the Company invests in BlackRock Diamond. BlackRock Diamond is an open-end fund that applies value-added strategies to a portfolio of commercial real estate properties. For the quarter ended June 30, 2006, the Company recorded $6,155 of income, consisting of $282 of current income and $5,873 of unrealized gains on the underlying portfolio assets. For the six months ended June 30, 2006, the Company recorded $11,697 of income, consisting of $652 of current income and $11,045 of unrealized gains on the underlying portfolio assets. To date, the Company has invested an aggregate of $86,272, which represents a 25.5% interest in BlackRock Diamond, and has remaining capital commitments totaling $13,728. At June 30, 2006, BlackRock Diamond’s portfolio consists of nineteen assets with a total market value of approximately $460,400. BlackRock Diamond is managed by a subsidiary of Anthracite’s Manager and all financial information was reported by BlackRock Diamond.

As previously reported, the Company purchased a defaulted loan from a Controlling Class CMBS trust during the first quarter of 2006. The loan was secured by a first mortgage on a multi-family property in Texas. Subsequent to the loan purchase, the Company foreclosed on the loan and acquired title to the property in the process. The Company sold the property during the second quarter of 2006 and recorded a gain of $1,366. The sale was recorded as a gain on sale of discontinued operations.

Summary of Commercial Real Estate Assets

A summary of the Company’s commercial real estate assets with estimated fair values in local currencies at June 30, 2006 is as follows:

	Commercial Real Estate Securities	Commercial Real Estate Loans	Commercial Real Estate Equity	Commercial Mortgage Loan Pools	Total Commercial Real Estate Assets	Total Commercial Real Estate Assets (USD)
USD	$2,182,518	$293,445	$96,962	$1,281,946	$3,854,871	$3,854,871
GBP	£21,122	£50,355	-	-	£71,477	$132,143
EURO	€52,259	€91,022	-	-	€143,281	$183,092
Indian Rupees	-	-	Rs179,669	-	Rs179,669	$3,850
Total USD Equivalent	$2,288,346	$502,852	$100,812	$1,281,946	$4,173,956	$4,173,956

The Company has an investment in a commercial real estate development fund located in India. Total capital committed is $11,000, of which $3,850 has been drawn. The entity conducts its operations in the local currency, Indian Rupees.

The Company has foreign currency rate exposure related to its non-U.S. dollar denominated assets. The Company’s primary currency exposures are to the Euro and British pound. Changes in currency rates can adversely impact the estimated fair value and earnings of the Company’s non-U.S. holdings. The Company mitigates this impact by utilizing local currency-denominated financing on its foreign investments and foreign currency forward commitments to hedge the net exposure. Foreign currency gains were $271 and $315 for the three and six months ended June 30, 2006, respectively.

Book Value

Net book value per share at June 30, 2006 was $9.86. This is a decrease of 0.2% from $9.88 at March 31, 2006, and an increase of 7.4% from $9.18 at June 30, 2005. This represents a total return including dividends paid of 2.2% and 18.6%, respectively, for the three and twelve months ended June 30, 2006. The negative affects of higher interest rates was substantially offset by tighter credit spreads and the positive impact of the Company’s hedging activity.

The Company calculates book value per share based on a liquidation value calculation. Below is a calculation of book value per share for the quarters ended June 30, 2006, March 31, 2006, December 31, 2005 and June 30, 2005.

	6/30/06	3/31/06	12/31/2005	6/30/05
Total Stockholders' Equity	$620,446	$621,012	$598,018	$546,868
Less: Series C Preferred Stock Liquidation Value	(57,500)	(57,500)	(57,500)	(57,500)
Common Equity	$562,946	$563,512	$540,518	$489,368
Shares Outstanding	57,096,618	57,053,435	56,338,540	53,305,202
Book Value Per Share	$9.86	$9.88	$9.59	$9.18

Reconciliation of Operating Earnings to Diluted Net Income Available to Common Stockholders Per Share (Table 1)

The Company considers its Operating Earnings to be net interest income after operating expenses and preferred dividends but before realized and unrealized gains and losses, hedge ineffectiveness, foreign currency exchange impact and loss on impairment of assets. The Company believes Operating Earnings to be an effective indicator of the Company’s profitability and financial performance over time. Operating Earnings can and will fluctuate over time based on changes in asset levels, funding rates, available reinvestment rates, and expected losses on credit sensitive positions. The table below reconciles diluted Operating Earnings per common share with diluted net income available to common stockholders per common share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Operating earnings per share	$0.32	$0.30	$0.63	$0.59
Net realized and unrealized gain	0.02	(0.02)	0.04	(0.05)
Net foreign currency gain (loss) and hedge ineffectiveness	0.01	(0.04)	0.02	(0.03)
Loss on impairment of assets	(0.08)	(0.06)	(0.09)	(0.06)
Income from discontinued operations	0.02	-	0.02	-
Diluted net income available to common stockholders per share	$0.29	$0.18	$0.62	$0.45

Dividend Reinvestment and Stock Purchase Plan

As previously announced, if you are a participant in the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"), please note that the Plan has been suspended for all investments after February 24, 2006, and for all future investment dates. The Plan will remain in place and may be resumed by the Company at any time.

During the six months ended June 30, 2006, the Company issued 590,216 shares under the Plan at a collective weighted-average issuance price of $10.62 per share. The optional cash portion of the Plan allowed participants to invest up to $20,000 per month at a 2% discount. The optional cash portion of the Plan represents 575,312 of the shares that were issued during the quarter under the Plan. The remaining 14,904 shares issued under the Plan during the quarter are attributable to the dividend reinvestment portion of the Plan.

To request a prospectus and receive enrollment materials or to ask questions about the Plan, interested investors and stockholders may contact the Company's transfer agent, American Stock Transfer & Trust Company, at 1-877-248-6416, or Investor Relations, Anthracite Capital, Inc., at 212-810-3333. The Company's website address is www.anthracitecapital.com.

About Anthracite

Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. (“BlackRock”) (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $464.1 billion in global assets under management at June 30, 2006. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors. BlackRock is a member of The PNC Financial Services Group, Inc. (“PNC”) (NYSE:PNC), a diversified financial services organization. Through its affiliates, PNC originates commercial, multifamily and residential real estate loans, and services $173.7 billion in commercial mortgage loans for third parties through its Midland Loan Services, Inc. subsidiary at June 30, 2006.

Forward-Looking Statements

This press release, and other statements that Anthracite may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Anthracite’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite’s SEC reports and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite’s assets; (3) the relative and absolute investment performance and operations of Anthracite’s Manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries, and

Anthracite; (12) the ability of BlackRock to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) the ability of BlackRock to successfully integrate the business of Merrill Lynch Investment Managers (MLIM) with its existing business following the closing of its pending transaction with Merrill Lynch; (16) the ability of BlackRock to effectively manage the former MLIM assets along with its historical assets under management; and (17) the ability of BlackRock to complete the transaction with Merrill Lynch.

Anthracite’s Annual Report on Form 10-K for the year ended December 31, 2005 and Anthracite’s subsequent reports filed with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com. The information contained on the Company’s website is not a part of this press release.

Anthracite Capital, Inc. and Subsidiaries

Consolidated Statements of Financial Condition (Unaudited)

(in thousands)

	June 30, 2006		December 31, 2005

ASSETS
Cash and cash equivalents		$31,211		$40,556
Restricted cash equivalents		53,647		1,246
Residential mortgage-backed securities (“RMBS”)		301,952		259,026
Commercial mortgage loan pools	1,281,946		1,292,407
Commercial real estate securities	2,288,346		2,005,383
Commercial real estate loans	502,852		425,453
Commercial real estate	100,812		51,003
Total commercial real estate		4,173,956		3,774,246
Interest rate swap agreements, at fair value		68,631		31,172
Receivable for investments sold		21,372		-
Other assets		53,973		58,013
Total Assets		$4,704,742		$4,164,259

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Short term borrowings:
Secured by pledge of RMBS	$291,238		$249,122
Secured by pledge of commercial real estate securities	686,685		616,661
Secured by pledge of commercial mortgage loan pools	6,326		5,977
Secured by pledge of commercial real estate loans	119,259		229,556
Total short term borrowings		1,103,508		1,101,316
Long term borrowings:
Collateralized debt obligations	1,483,078		1,066,930
Secured by pledge of commercial mortgage loan pools	1,261,989		1,272,931
Junior subordinated notes to subsidiary trust issuing preferred securities	180,477		77,380
Total long term borrowings		2,925,544		2,417,241
Total borrowings		4,029,052		3,518,557
Payable for investments purchased		11,996		-
Distributions payable		17,456		16,673
Interest rate swap agreements, at fair value		67		8,907
Other liabilities		25,725		22,104
Total Liabilities		4,084,296		3,566,341

Stockholders' Equity:
Common Stock, par value $0.001 per share; 400,000 shares authorized;
57,097 shares issued and outstanding in 2006; and		57		56
56,339 shares issued and outstanding in 2005
9.375% Series C Preferred Stock, liquidation preference $57,500		55,435		55,435
Additional paid-in capital		620,419		612,368
Distributions in excess of earnings		(127,424)		(130,038)
Accumulated other comprehensive income		71,959		60,197
Total Stockholders’ Equity		620,446		598,018
Total Liabilities and Stockholders' Equity		$4,704,742		$4,164,259

Anthracite Capital, Inc. and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005
Operating Portfolio
Income:
Commercial real estate securities	$41,847	$33,602	$79,638	$66,233
Commercial mortgage loan pools	13,287	13,605	26,513	27,157
Commercial real estate loans	12,492	7,961	24,308	16,200
Commercial real estate	6,155	-	11,697	-
RMBS	3,080	2,691	6,110	5,571
Cash and cash equivalents	580	266	918	502
Total Income	77,441	58,125	149,184	115,663

Expenses:
Interest expense:
Short-term borrowings	16,687	8,674	32,806	17,024
Collateralized debt obligations	18,580	16,018	34,714	31,765
Commercial mortgage loan pools	12,612	12,745	25,278	25,525
Junior subordinated notes	3,439	-	5,659	-
General and administrative expense	1,135	938	2,238	1,758
Management fee	3,109	2,661	6,160	5,240
Incentive fee	1,538	-	2,708	-
Incentive fee – stock based	856	-	856	-
Total Expenses	57,956	41,036	110,419	81,312
Income from the Operating Portfolio	19,485	17,089	38,765	34,351

Other income (loss):
Net realized and unrealized gain (loss)	1,272	(1,259)	2,255	(2,739)
Foreign currency gain (loss)	271	(176)	315	(344)
Hedge ineffectiveness	(40)	(1,533)	575	(1,272)
Loss on impairment of assets	(4,653)	(3,072)	(5,434)	(3,231)
Total other loss	(3,150)	(6,040)	(2,289)	(7,586)
Income from Continuing Operations	16,335	11,049	36,476	26,765

Income from Discontinued Operations	1,366	-	1,366	-

Net Income	17,701	11,049	37,842	26,765
Dividends on preferred stock	1,348	1,348	2,696	2,696
Net Income available to Common Stockholders	$16,353	$9,701	$35,146	$24,069

Operating Earnings:
Income from the operating portfolio	$19,485	$17,089	$38,765	$34,351
Dividends on preferred stock	(1,348)	(1,348)	(2,695)	(2,696)
Net Operating Earnings	$18,137	$15,741	$36,070	$31,655

Operating Earnings available to Common Stockholders per share:
Basic	$0.32	$0.30	$0.63	$0.59
Diluted	$0.32	$0.30	$0.63	$0.59

Net Income available to Common Stockholders per share:
Basic	$0.29	$0.18	$0.62	$0.45
Diluted	$0.29	$0.18	$0.62	$0.45

Income from continuing operations per share of common stock, after preferred dividends
Basic	$0.26	$0.18	$0.60	$0.45
Diluted	$0.26	$0.18	$0.60	$0.45

Income from discontinued operations per share of common stock
Basic	$0.03	-	$0.02	-
Diluted	$0.03	-	$0.02	-

Weighted average number of shares outstanding:
Basic	57,066	53,302	56,870	53,298
Diluted	57,355	53,311	57,016	53,307

Dividend declared per share of Common Stock	$0.29	$0.28	$0.57	$0.56